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                                                                  Exhibit 10.2


                                                               October 4, 1999


Kenneth  Koehler
President
Metropolitan Bank & Trust Company
6001 Landerhaven Drive
Mayfield Heights, Ohio  44124

Dear Ken:

                     I am very pleased that you have agreed to assume the position of President of Metropolitan Bank & Trust Company (the "Bank"). This letter will confirm our understanding with respect to certain terms and conditions of your employment relationship with the Bank.

                     Your employment as President of the Bank will continue until you resign of your own accord or until the Chairman of the Board of Directors (the "Chairman") requests your resignation. If the Chairman requests your resignation, you agree that you will submit your resignation immediately, regardless of the reason for the request. In addition, you acknowledge and agree that the Board of Directors may remove you as President at any time, for any reason.

                      If the Chairman requests your resignation other than for cause within one (1) year of the date of your appointment as President, you will receive a severance payment equal to your then-current base salary for a period of six (6) months. If the Chairman requests your resignation other than for cause more than one (1) year after the date of your appointment as President, but less than two (2) years after such date, you will receive a severance payment equal to your then-current base salary for a period of nine (9) months. If the Chairman requests your resignation other than for cause more than two (2) years after the date of your appointment as President, you will receive a severance payment equal to your then-current base salary for a period of twelve
(12) months.

                       In order to be entitled to receive any of the severance payments described above, you will be required to submit a written letter of resignation and an executed release in a form provided by the Bank. You will not be entitled to any severance payments of other continued salary or benefits if the Chairman requests your resignation for cause or if you resign without being requested to do so by the Chairman.

                       If you agree with all of these terms and conditions, please sign a copy of this letter and return it to me. I look forward to working with you in your new position.

                                            METROPOLITAN BANK & TRUST COMPANY

                                            /s/ Robert M. Kaye
                                            -----------------------------------
                                            By:  Robert M. Kaye
                                                 Chairman

ACCEPTED AND AGREED:

/s/ Kenneth T. Koehler              10/3/99
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Kenneth Koehler                      Date